Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations:	Media:
October 27, 2015	Kurt Ogden	Gary Chapman
The Woodlands, TX	(801) 584-5959	(281) 719-4324
NYSE: HUN

HUNTSMAN REPORTS THIRD QUARTER 2015 ADJUSTED EBITDA OF

$311 MILLION AND ANNOUNCES MAJOR REDUCTION
IN PLANNED CAPITAL EXPENDITURES

Third Quarter 2015 Highlights

•                 Announces $150 million reduction in planned capital expenditures for 2016 and 2017 combined.

•                 Announces intention to enter into a $100 million accelerated share repurchase transaction as part of the board authorized $150 million share repurchase program.

•                 Pigments and Additives synergy and restructuring savings remain on track, planned separation well advanced.

•                 Adjusted EBITDA was $311 million compared to $356 million in the prior year period and $385 million in the prior quarter.

•                 Adjusted diluted income per share was $0.47 compared to $0.60 in the prior year period and $0.63 in the prior quarter.

•                 Net income attributable to Huntsman Corporation was $55 million compared to net income of $188 million in the prior year period and $29 million in the prior quarter.

•                 The stronger U.S. dollar reduced adjusted EBITDA by an estimated $43 million compared to the prior year period.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2015	2014

Revenues	$2,638	$2,884	$2,740	$7,967	$8,627

Net income attributable to Huntsman Corporation	$55	$188	$29	$89	$361
Adjusted net income(1)	$115	$147	$155	$368	$397

Diluted income per share	$0.22	$0.76	$0.12	$0.36	$1.47
Adjusted diluted income per share(1)	$0.47	$0.60	$0.63	$1.49	$1.62

EBITDA(1)	$255	$293	$216	$630	$881
Adjusted EBITDA(1)	$311	$356	$385	$981	$1,048

See end of press release for footnote explanations

The Woodlands, TX — Huntsman Corporation (NYSE: HUN) today reported third quarter 2015 results with revenues of $2,638 million and adjusted EBITDA of $311 million.

Peter R. Huntsman, our President and CEO, commented:

“We are aggressively focused on those elements within our business that we can control and are fully committed to an improvement in our free cash flow generation.  We reduced our planned capital expenditures by a combined total of $150 million over the next two years and are determined to deliver more than $100 million of future synergy and restructuring savings.  We expect our 2016 free cash flow to improve by at least $350 million.

“As an expression of confidence in the company’s future and our ability to deliver further shareholder value the board authorized $150 million of share repurchases.  We intend to enter into a $100 million accelerated share repurchase transaction which will be completed within the next several months.

“Our board of directors has made it clear that we intend to exit the TiO2 business.  We have narrowed our options to just two — one comprises a TiO2 spin to our shareholders and the other option constitutes a more strategic move.  More information will be forthcoming in the near future.”

Segment Analysis for 3Q15 Compared to 3Q14

Polyurethanes

The decrease in revenues in our Polyurethanes division for the three months ended September 30, 2015 compared to the same period in 2014 was primarily due to lower average selling prices partially offset by higher sales volumes.  MDI average selling prices decreased in response to lower raw material costs and the currency exchange impact of a stronger U.S. dollar against major European currencies.  PO/MTBE average selling prices decreased in-line with lower pricing for high octane gasoline.  PO/MTBE sales volumes increased primarily as a result of not experiencing an unplanned manufacturing disruption at our Port Neches, Texas facility as we did in the third quarter 2014.  MDI sales volumes decreased due to lower demand in the Asian and Americas regions partially offset by growth in the European region.  The decrease in adjusted EBITDA was primarily due to the foreign currency exchange impact of a stronger U.S. dollar against major European currencies and lower MDI sales volumes partially offset by higher MDI contribution margins.

Performance Products

The decrease in revenues in our Performance Products division for the three months ended September 30, 2015 compared to the same period in 2014 was primarily due to lower average selling prices, partially offset by higher sales volumes.  Average selling prices decreased primarily in response to lower raw material costs and the foreign currency exchange impact of a stronger U.S. dollar against major European currencies.  Sales volumes increased primarily due to higher sales volumes of ethylene oxide intermediates.  The decrease in adjusted EBITDA was primarily due to lower contribution margins in our upstream intermediates business, partially offset by higher contribution margins in our amines and maleic anhydride businesses.

Advanced Materials

The decrease in revenues in our Advanced Materials division for the three months ended September 30, 2015 compared to the same period in 2014 was due to lower sales volumes and lower average selling prices.  Sales volumes decreased primarily due to the de-selection of certain business, customer destocking and competitive pressure.  Average selling prices increased on a local currency basis in the Americas due to certain price increase initiatives and our focus on higher value markets; overall this was more than offset by the foreign currency exchange impact of a stronger U.S. dollar against major international currencies.  The decrease in adjusted EBITDA was primarily due to the foreign currency exchange impact of a stronger U.S. dollar against major international currencies.

Textile Effects

The decrease in revenues in our Textile Effects division for the three months ended September 30, 2015 compared to the same period in 2014 was due to lower average selling prices and lower sales volumes.  Average selling prices decreased in response to lower raw material costs and the foreign currency exchange impact of a stronger U.S. dollar against major international currencies.  Sales volumes decreased primarily due to the de-selection of lower value business and challenging market conditions.  The decrease in adjusted EBITDA was primarily due to the foreign currency exchange impact of a stronger U.S. dollar against major international currencies.

Pigments and Additives

Pro forma for the acquisition of Rockwood Performance Additives and Titanium Dioxide businesses, revenues decreased in our Pigments and Additives division for the three months ended September 30, 2015 compared to the same period in 2014 due to lower average selling prices and lower sales volumes.  Average selling prices decreased primarily as a result of high titanium dioxide industry inventory levels and the foreign currency exchange impact of a stronger U.S. dollar against major European currencies.  Sales volumes decreased primarily as a result of lower end use demand and the impact of a nitrogen tank explosion owned and operated by a third party at our Uerdingen, Germany facility which disrupted our manufacturing.  The decrease in pro forma adjusted EBITDA was primarily due to lower contribution margins for titanium dioxide and the negative impact from the manufacturing disruption at our Uerdingen, Germany facility.  The total impact from the manufacturing disruption was approximately $8 million approximately $5 million related to lost sales volumes and unabsorbed fixed costs and approximately $3 million related to clean up costs that have been excluded from adjusted EBTIDA.

Corporate, LIFO and Other

Adjusted EBITDA from Corporate, LIFO and Other decreased by $1 million to a loss of $50 million for the three months ended September 30, 2015 compared to a loss of $49 million for the same period in 2014.

Liquidity, Capital Resources and Outstanding Debt

As of September 30, 2015, we had $1,215 million of combined cash and unused borrowing capacity compared to $1,601 million at December 31, 2014.

In August 2015, we entered into an amendment of our credit agreement.  The amendment extends $773 million of our term loan B from 2017 to 2019.

In September 2015, we redeemed $198 million of 8 5/8% senior subordinated notes due 2021 with cash on hand.

We expect to spend approximately $450 million annually on capital expenditures in 2016 and 2017.  This represents a combined reduction of $150 million compared to prior guidance.

Income Taxes

During the three months ended September 30, 2015, we recorded an income tax expense of $49 million and paid $51 million in cash for income taxes.  Our adjusted effective income tax rate for the three months ended September 30, 2015 was 26%.

We expect our 2015 and long term adjusted effective tax rate to be approximately 30%.

Earnings Conference Call Information

We will hold a conference call to discuss our third quarter 2015 financial results on Tuesday, October 27, 2015 at 10:00 a.m. ET.

Call-in numbers for the conference call:

U.S. participants	(888) 679 - 8034
International participants	(617) 213 - 4847
Passcode	36096009

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You may pre-register at any time, including up to and after the call start time. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key=PN7J4EM4U

Webcast Information

The conference call will be available via webcast and can be accessed from the company’s website at ir.huntsman.com.

Replay Information

The conference call will be available for replay beginning October 27, 2015 and ending November 4, 2015.

Call-in numbers for the replay:

U.S. participants	(888) 286 - 8010
International participants	(617) 801 - 6888
Replay code	29385180

Upcoming Conferences

During the fourth quarter a member of management will present at the Citi Basic Materials Conference, December 1, 2015.  A webcast of the presentation, if applicable, along with accompanying materials will be available at ir.huntsman.com.

Table 1 — Results of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2014

Revenues	$2,638	$2,884	$7,967	$8,627
Cost of goods sold	2,165	2,369	6,495	7,157
Gross profit	473	515	1,472	1,470
Operating expenses	290	274	859	811
Restructuring, impairment and plant closing costs	14	39	221	91
Operating income	169	202	392	568
Interest expense	(49)	(49)	(158)	(148)
Equity in income of investment in unconsolidated affiliates	—	2	5	6
Loss on early extinguishment of debt	(8)	—	(31)	—
Other expense	—	(1)	(2)	—
Income before income taxes	112	154	206	426
Income tax (expense) benefit	(49)	40	(85)	(39)
Income from continuing operations	63	194	121	387
Loss from discontinued operations, net of tax(3)	—	—	(4)	(7)
Net income	63	194	117	380
Net income attributable to noncontrolling interests, net of tax	(8)	(6)	(28)	(19)
Net income attributable to Huntsman Corporation	$55	$188	$89	$361

Adjusted EBITDA(1)	$311	$356	$981	$1,048

Adjusted net income(1)	$115	$147	$368	$397

Basic income per share	$0.23	$0.77	$0.36	$1.49
Diluted income per share	$0.22	$0.76	$0.36	$1.47
Adjusted diluted income per share(1)	$0.47	$0.60	$1.49	$1.62

Common share information:
Basic shares outstanding	244	243	244	242
Diluted shares	247	247	247	246
Diluted shares for adjusted diluted income per share	247	247	247	246

See end of press release for footnote explanations

Table 2 — Results of Operations by Segment

	Three months ended			Nine months ended
	September 30,		Better /	September 30,		Better /
In millions, unaudited	2015	2014	(Worse)	2015	2014	(Worse)

Segment Revenues:
Polyurethanes	$1,017	$1,321	(23)%	$2,902	$3,831	(24)%
Performance Products	618	762	(19)%	1,949	2,360	(17)%
Advanced Materials	275	310	(11)%	847	953	(11)%
Textile Effects	196	221	(11)%	618	693	(11)%
Pigments & Additives	543	318	71%	1,707	976	75%
Eliminations and other	(11)	(48)	77%	(56)	(186)	70%

Total	$2,638	$2,884	(9)%	$7,967	$8,627	(8)%

Segment Adjusted EBITDA(1):
Polyurethanes	$168	$187	(10)%	$432	$551	(22)%
Performance Products	122	129	(5)%	384	362	6%
Advanced Materials	56	57	(2)%	172	156	10%
Textile Effects	10	14	(29)%	50	52	(4)%
Pigments & Additives	5	18	(72)%	61	67	(9)%
Corporate, LIFO and other	(50)	(49)	(2)%	(118)	(140)	16%

Total	$311	$356	(13)%	$981	$1,048	(6)%

See end of press release for footnote explanations

Table 3 — Pro Forma (2) Results of Operations by Segment

	Three months ended			Nine months ended
	September 30,		Better /	September 30,		Better /
In millions, unaudited, pro forma	2015	2014	(Worse)	2015	2014	(Worse)

Segment Revenues:
Polyurethanes	$1,017	$1,327	(23)%	$2,902	$3,852	(25)%
Performance Products	618	762	(19)%	1,949	2,360	(17)%
Advanced Materials	275	310	(11)%	847	953	(11)%
Textile Effects	196	221	(11)%	618	693	(11)%
Pigments & Additives	543	685	(21)%	1,707	2,114	(19)%
Eliminations and other	(11)	(48)	77%	(56)	(186)	70%

Pro forma total	$2,638	$3,257	(19)%	$7,967	$9,786	(19)%

Segment Adjusted EBITDA(1):
Polyurethanes	$168	$188	(11)%	$432	$557	(22)%
Performance Products	122	129	(5)%	384	362	6%
Advanced Materials	56	57	(2)%	172	156	10%
Textile Effects	10	14	(29)%	50	52	(4)%
Pigments & Additives	5	57	(91)%	61	208	(71)%
Corporate, LIFO and other	(50)	(49)	(2)%	(118)	(140)	16%

Pro forma total	$311	$396	(21)%	$981	$1,195	(18)%

See end of press release for footnote explanations

Table 4 — Factors Impacting Sales Revenues

	Three months ended September 30, 2015 vs. 2014
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
Unaudited	Currency	Rate	& Other(c)	Volume(b)	Total

Polyurethanes	(13)%	(5)%	(7)%	2%	(23)%
Performance Products	(10)%	(5)%	(5)%	1%	(19)%
Advanced Materials	2%	(9)%	(2)%	(2)%	(11)%
Textile Effects	(1)%	(7)%	1%	(4)%	(11)%
Pigments & Additives	(12)%	(8)%	98%	(7)%	71%
Total Company	(9)%	(6)%	5%	1%	(9)%

	Nine months ended September 30, 2015 vs. 2014
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
Unaudited	Currency	Rate	& Other(c)	Volume(b)	Total

Polyurethanes	(9)%	(6)%	3%	(12)%	(24)%
Performance Products	(6)%	(5)%	(2)%	(4)%	(17)%
Advanced Materials	3%	(9)%	(1)%	(4)%	(11)%
Textile Effects	(1)%	(6)%	4%	(8)%	(11)%
Pigments & Additives	(9)%	(9)%	100%	(7)%	75%
Total Company	(6)%	(7)%	13%	(8)%	(8)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

(c) Includes full revenue impact from the October 1, 2014 acquisition of the Performance Additives and Titanium Dioxide businesses of Rockwood Holdings, Inc.

Table 5 — Factors Impacting Pro Forma (2) Sales Revenues

	Three months ended
	September 30, 2015 vs. 2014
	Average
	Selling	Sales Mix	Sales
Unaudited, pro forma	Price(a)	& Other	Volume(b)		Total

Polyurethanes	(18)%	(7)%	2%		(23)%
Performance Products	(15)%	(5)%	1%		(19)%
Advanced Materials	(7)%	(2)%	1%	(e)	(8)%
Textile Effects	(8)%	1%	(4)%		(11)%
Pigments & Additives	(18)%	1%	(3)%	(f)	(20)%
Total Company	(16)%	(4)%	1%	(e)(f)	(19)%

	Nine months ended
	September 30, 2015 vs. 2014
	Average
	Selling	Sales Mix	Sales
Unaudited, pro forma	Price(a)	& Other	Volume(b)		Total

Polyurethanes	(15)%	2%	(2)%	(c)	(15)%
Performance Products	(11)%	(2)%	—	(d)	(13)%
Advanced Materials	(6)%	(1)%	(1)%	(e)	(8)%
Textile Effects	(7)%	4%	(8)%		(11)%
Pigments & Additives	(18)%	1%	(2)%	(f)	(19)%
Total Company	(14)%	3%	(2)%	(c)(d)(e)(f)	(13)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

(c) Excludes volume impact from planned maintenance at our PO/MTBE facility in 1H15.

(d) Excludes volume impact from closure of our European surfactants plant in 2Q14.

(e) Excludes volume impact from de-selection of lower margin business in 2015.

(f) Excludes volume impact from nitrogen tank incident at our Uerdingen, Germany facility in 3Q15.

Table 6 — Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income Tax		Net Income		Diluted Income
	EBITDA		Expense		Attrib. to HUN Corp.		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	September 30,		September 30,		September 30,		September 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2014	2015	2014	2015	2014

GAAP(1)	$255	$293	$(49)	$40	$55	$188	$0.22	$0.76
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	10	10	(2)	(2)	8	8	0.03	0.03
Impact of certain foreign tax credit elections	N/A	N/A	—	(94)	—	(94)	—	(0.38)
Loss from discontinued operations, net of tax(3)	1	—	N/A	N/A	—	—	—	—
Loss on early extinguishment of debt	8	—	(3)	—	5	—	0.02	—
Certain legal settlements and related expenses	1	1	—	—	1	1	—	—
Plant incident remediation costs	3	—	(1)	—	2	—	0.01	—
Amortization of pension and postretirement actuarial losses	19	12	(4)	(2)	15	10	0.06	0.04
Restructuring, impairment, plant closing and transition costs	14	40	15	(6)	29	34	0.12	0.14

Adjusted(1)	$311	$356	$(44)	$(64)	$115	$147	$0.47	$0.60

Adjusted income tax expense					44	64
Net income attributable to noncontrolling interests, net of tax					8	6

Adjusted pre-tax income(1)					$167	$217

Adjusted effective tax rate					26%	29%

		Income Tax	Net Income	Diluted Income
	EBITDA	Expense	Attrib. to HUN Corp.	Per Share
	Three months ended	Three months ended	Three months ended	Three months ended
	June 30,	June 30,	June 30,	June 30,
In millions, except per share amounts, unaudited	2015	2015	2015	2015

GAAP(1)	$216	$(34)	$29	$0.12
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	12	(3)	9	0.04
Loss from discontinued operations, net of tax(3)	1	N/A	2	0.01
Loss on disposition of businesses/assets	1	—	1	—
Loss on early extinguishment of debt	20	(7)	13	0.05
Certain legal settlements and related expenses	1	(1)	—	—
Amortization of pension and postretirement actuarial losses	19	(5)	14	0.06
Restructuring, impairment, plant closing and transition costs	115	(28)	87	0.35

Adjusted(1)	$385	$(78)	$155	$0.63

Adjusted income tax expense			78
Net income attributable to noncontrolling interests, net of tax			10

Adjusted pre-tax income(1)			$243

Adjusted effective tax rate			32%

			Income Tax		Net Income		Diluted Income
	EBITDA		Expense (Benefit)		Attrib. to HUN Corp.		Per Share
	Nine months ended		Nine months ended		Nine months ended		Nine months ended
	September 30,		September 30,		September 30,		September 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2014	2015	2014	2015	2014

GAAP(1)	$630	$881	$(85)	$(39)	$89	$361	$0.36	$1.47
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	31	27	(7)	(6)	24	21	0.10	0.09
Impact of certain foreign tax credit elections	N/A	N/A	—	(94)	—	(94)	—	(0.38)
Loss from discontinued operations, net of tax(3)	3	9	N/A	N/A	4	7	0.02	0.03
Loss (gain) on disposition of businesses/assets	1	(2)	—	1	1	(1)	—	—
Loss on early extinguishment of debt	31	—	(11)	—	20	—	0.08	—
Certain legal settlements and related expenses	3	3	(1)	—	2	3	0.01	0.01
Plant incident remediation costs	3	—	(1)	—	2	—	0.01	—
Amortization of pension and postretirement actuarial losses	56	37	(14)	(10)	42	27	0.17	0.11
Restructuring, impairment, plant closing and transition costs	223	93	(39)	(20)	184	73	0.74	0.30

Adjusted(1)	$981	$1,048	$(158)	$(168)	$368	$397	$1.49	$1.62

Adjusted income tax expense					158	168
Net income attributable to noncontrolling interests, net of tax					28	19

Adjusted pre-tax income(1)					$554	$584

Adjusted effective tax rate					29%	29%

See end of press release for footnote explanations

Table 7 — Pro Forma (2) Reconciliation of U.S. GAAP to Non-GAAP Measures

	Pro Forma EBITDA
	Three months ended
	September 30,
In millions, except per share amounts, unaudited, pro forma	2015	2014

GAAP(1)	$255	$333
Adjustments:
Allocation of Rockwood general corporate overhead	—	5
Acquisition and integration expenses, purchase accounting adjustments	10	4
Loss from discontinued operations, net of tax(3)	1	—
Loss on early extinguishment of debt	8	—
Certain legal settlements and related expenses	1	1
Plant incident remediation costs	3	—
Amortization of pension and postretirement actuarial losses	19	13
Restructuring, impairment, plant closing and transition costs	14	40

Pro forma adjusted(2)	$311	$396

Pro Forma EBITDA
Three months ended
June 30,
In millions, except per share amounts, unaudited pro forma	2015

GAAP(1)	$216
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	12
Loss from discontinued operations, net of tax(3)	1
Loss on disposition of businesses/assets	1
Loss on early extinguishment of debt	20
Certain legal settlements and related expenses	1
Amortization of pension and postretirement actuarial losses	19
Restructuring, impairment, plant closing and transition costs	115

Pro forma adjusted(2)	$385

	Pro Forma EBITDA
	Nine months ended
	September 30,
In millions, except per share amounts, unaudited pro forma	2015	2014

GAAP(1)	$630	$1,023
Adjustments:
Allocation of general corporate overhead	—	20
Acquisition and integration expenses, purchase accounting adjustments	31	9
Loss from discontinued operations, net of tax(3)	3	9
Loss (gain) on disposition of businesses/assets	1	(2)
Loss on early extinguishment of debt	31	—
Certain legal settlements and related expenses	3	3
Plant incident remediation costs	3	—
Amortization of pension and postretirement actuarial losses	56	40
Restructuring, impairment, plant closing and transition costs	223	93

Pro forma adjusted(2)	$981	$1,195

See end of press release for footnote explanations

Table 8 — Reconciliation of Net Income to EBITDA

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
In millions, unaudited	2015	2014	2015	2015	2014

Net income attributable to Huntsman Corporation	$55	$188	$29	$89	$361
Interest expense	49	49	53	158	148
Income tax expense (benefit) from continuing operations	49	(40)	34	85	39
Income tax (benefit) expense from discontinued operations(3)	(1)	—	1	1	(2)
Depreciation and amortization	103	96	99	297	335

EBITDA(1)	255	293	216	630	881

Pro forma adjustments to:
Net income attributable to Huntsman Corporation	—	15	—	—	49
Interest expense	—	11	—	—	33
Income tax expense (benefit) from continuing operations	—	4	—	—	30
Depreciation and amortization	—	10	—	—	30

Pro forma EBITDA(2)	$255	$333	$216	$630	$1,023

See end of press release for footnote explanations

Table 9 — Selected Balance Sheet Items

	September 30,	June 30,	December 31,
In millions	2015	2015	2014
	(unaudited)	(unaudited)

Cash	$437	$608	$870
Accounts and notes receivable, net	1,632	1,754	1,707
Inventories	1,850	1,938	2,025
Other current assets	332	295	437
Property, plant and equipment, net	4,380	4,328	4,423
Other assets	1,605	1,655	1,540

Total assets	$10,236	$10,578	$11,002

Accounts payable	$1,068	$1,209	$1,275
Other current liabilities	839	786	790
Current portion of debt	158	127	267
Long-term debt	4,709	4,920	4,933
Other liabilities	1,671	1,694	1,786
Total equity	1,791	1,842	1,951

Total liabilities and equity	$10,236	$10,578	$11,002

Table 10 — Outstanding Debt

	September 30,	June 30,	December 31,
In millions	2015	2015	2014
	(unaudited)	(unaudited)

Debt:
Senior credit facilities	$2,507	$2,509	$2,528
Accounts receivable programs	217	217	229
Senior notes	1,883	1,884	1,596
Senior subordinated notes	—	198	531
Variable interest entities	158	165	207
Other debt	102	74	109

Total debt - excluding affiliates	4,867	5,047	5,200

Total cash	437	608	870

Net debt- excluding affiliates	$4,430	$4,439	$4,330

Table 11 — Summarized Statement of Cash Flows

	Three months ended	Nine months ended
	September 30,	September 30,
In millions, unaudited	2015	2015	2014

Total cash at beginning of period(a)	$608	$870	$529

Net cash provided by operating activities	206	387	343
Net cash used in investing activities	(150)	(383)	(337)
Net cash (used in) provided by financing activities	(216)	(418)	62
Effect of exchange rate changes on cash	(6)	(13)	(6)
Change in restricted cash	(5)	(6)	1

Total cash at end of period(a)	$437	$437	$592

Supplemental cash flow information:
Cash paid for interest	$(43)	$(158)	$(145)
Cash paid for income taxes	(51)	(81)	(156)
Cash paid for capital expenditures	(158)	(454)	(351)
Depreciation and amortization	103	297	335

Changes in primary working capital:
Accounts and notes receivable	$89	$(53)	$(161)
Inventories	39	46	(112)
Accounts payable	(123)	(111)	131

Total cash provided by (used in) primary working capital	$5	$(118)	$(142)

(a) Includes restricted cash.

Footnotes

(1)

We use EBITDA and adjusted EBITDA to measure the operating performance of our business. We provide adjusted net income because we feel it provides meaningful insight for the investment community into the performance of our business. We believe that net income (loss) attributable to Huntsman Corporation is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to EBITDA, adjusted EBITDA and adjusted net income. Additional information with respect to our use of each of these financial measures follows:

EBITDA is defined as net income (loss) attributable to Huntsman Corporation before interest, income taxes, and depreciation and amortization. EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies. The reconciliation of EBITDA to net income (loss) attributable to Huntsman Corporation is set forth in Table 8 above.

Adjusted EBITDA is computed by eliminating the following from EBITDA: (a) acquisition and integration expenses, purchase accounting adjustments; (b) loss (gain) on initial consolidation of subsidiaries; (c) EBITDA from discontinued operations; (d) loss (gain) on disposition of businesses/assets; (e) loss on early extinguishment of debt; (f) extraordinary loss (gain) on the acquisition of a business; (g) certain legal settlements and related expenses; (h) plant incident remediation costs; (i) amortization of pension and postretirement actuarial losses (gains); and (j) restructuring, impairment, plant closing and transition costs (credits). The reconciliation of adjusted EBITDA to EBITDA is set forth in Table 6 above.

Adjusted net income (loss) is computed by eliminating the after tax impact of the following items from net income (loss) attributable to Huntsman Corporation: (a) acquisition and integration expenses, purchase accounting adjustments; (b) impact of certain foreign tax credit elections; (c) loss (gain) on initial consolidation of subsidiaries; (d) loss (income) from discontinued operations; (e) discount amortization on settlement financing associated with the terminated merger; (f) loss (gain) on disposition of businesses/assets; (g) loss on early extinguishment of debt; (h) extraordinary loss (gain) on the acquisition of a business; (i) certain legal settlements and related expenses; (j) plant incident remediation costs; (k) amortization of pension and postretirement actuarial losses (gains); and (l) restructuring, impairment, plant closing and transition costs (credits). We do not adjust for changes in tax valuation allowances because we do not believe it provides more meaningful information than is provided under GAAP. The reconciliation of adjusted net income (loss) to net income (loss) attributable to Huntsman Corporation common stockholders is set forth in Table 6 above.

(2)

Pro forma adjusted as if it had occurred at the beginning of the relevant period to (a) include the October 1, 2014 acquisition of the Performance Additives and Titanium Dioxide businesses of Rockwood Holdings, Inc.; (b) to exclude the related sale of our TR52 product line — used in printing inks — to Henan Billions Chemicals Co., Ltd. in December 2014; and (c) to exclude the allocation of general corporate overhead by Rockwood.

(3)	During the first quarter 2010 we closed our Australian styrenics operations; results from this business are treated as discontinued operations.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated chemicals with 2014 revenues of approximately $13 billion including the acquisition of Rockwood’s performance additives and titanium dioxide businesses. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 100 manufacturing and R&D facilities in more than 30 countries and employ approximately 16,000 associates within our 5 distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.